EVOLUS, INC.

CONVERTIBLE PROMISSORY NOTE CONVERSION AGREEMENT

This Convertible Promissory Note Conversion Agreement (this “Agreement”) is made as of March 23, 2021, by and among Evolus, Inc., a Delaware corporation (the “Company”), and Daewoong Pharmaceutical Co., Ltd. (the “Holder”).
RECITALS

A.    The Holder holds a Convertible Promissory Note, dated as of July 30, 2020 in the original principal sum of $40,000,000 (the “Note”) issued by the Company in favor of Holder pursuant to that certain Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) by and between Company and Holder dated as of July 6, 2020;

B.    Upon certain terms and conditions set forth in the Note, the Note is convertible into shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at a conversion price of $13.00 per share (the “Conversion Price”);

C.    As of the Closing (as defined below), the Note shall have an outstanding principal balance together with all accrued and unpaid interest and any other amounts due to the Holder in connection therewith as of the Closing equal to $40,779,303 (the “Outstanding Balance”);

D.    In connection with the entry of the parties into the other Transaction Documents (as defined below), the Holder desires to convert the Outstanding Balance into 3,136,869 shares of Common Stock (the “Securities”) in complete satisfaction of any amounts due under the Note, and the Company consents to such conversion in accordance with the terms and conditions hereof.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1.Waiver; Conversion; Cancellation of Note.
(a)Waiver of Note Provisions. The parties acknowledge that the Note contains certain terms and conditions related to the conversion of the Outstanding Balance and the Company and the Holder each hereby waive any such requirements in full. Without limiting the foregoing, each of the Company and the Holder hereby (i) agree that this Agreement constitutes the written notice required under Section 3(f) of the Note to increase the Beneficial Ownership Limit to 9.99% and (ii) waive the sixty one (61) day notice requirement relating thereto.
(b)Conversion. The Holder hereby agrees that on the Closing, the Outstanding Balance will be automatically converted into the Securities (the “Conversion”), and in connection with such Conversion, upon the satisfaction or waiver of each of the conditions set forth in Section 4 and Section 5 of this Agreement, Holder will have no further rights under the Note and such Note shall be deemed cancelled and satisfied in full and be of no further force or effect without need for further action by the Company or Holder. At the Closing, the Company shall deliver or cause its transfer agent to deliver evidence to Holder that the Securities have been issued in book entry form. The parties hereby acknowledge and agree that Holder is making no cash payments in consideration for the Conversion and any payments made under any of the other Transaction Documents are not and shall not be deemed to be consideration for the Conversion.
(c)Closing; Delivery. The Conversion shall take place at the offices of O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, CA 92660, at 10:00 a.m., on March 25, 2021 or such other time as the parties shall mutually agree (which time and place are designated as the “Closing”).
2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that as of the Closing:
(a)Organization, Standing and Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of incorporation or organization, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing, to the extent applicable, to do business as a foreign corporation or other legal entity in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case where the failure to so qualify would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is in violation of its Organizational Documents.
(b)Authority. The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Conversion. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Conversion have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize this Agreement and each of the other Transaction Documents or to consummate the Conversion. This Agreement and each of the other Transaction Documents, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Holder, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the consummation of the Conversion (including without limitation the issuance of the Securities), are in the best interests of the Company.
(c)No Conflict; Required Filings and Consents.
(i)The execution and delivery of this Agreement and each of the other Transaction Documents by the Company do not, and the consummation by the Company of the Conversion will not, conflict with, result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (A) any provision of the Organizational Documents of the Company or (B) except as, in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, (1) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license of the Company or any Subsidiary of the Company, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.
(ii)The execution and delivery of this Agreement and each of the other Transaction Documents by the Company do not, and the consummation of the Conversion by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, other than:
(1)filings and reports required under the Exchange Act;
(2)any filings pursuant to Regulation D of the Securities Act or required by applicable state securities laws; and
(3)compliance with the rules and regulations of Nasdaq (including any required notice of the Conversion and the application to list the Securities with Nasdaq), if required.
(d)Capitalization. Immediately following the Closing, there will be 43,732,996 shares of Common Stock issued and outstanding.
(e)SEC Filings; Financial Statements.
(i)The Company (1) has filed all reports required to be filed by Section 13 of the Exchange Act during the preceding 12 months, other than Form 8-K reports, and (2) is subject to the reporting requirements of Section 13 of the Exchange Act, and has been subject to such requirements for the past 90 days. The Company has filed on a timely basis the SEC Reports. The SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (B) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(ii)Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).
(f)Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that is required to have been disclosed by the Company under applicable U.S. federal securities laws at the time this representation is made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.
(g)Compliance. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or other contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(h)Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Conversion based upon arrangements made by or on behalf of the Company.
(i)Private Placement. Assuming the accuracy of the Holder’s representations and warranties set forth herein, (i) no registration under the Securities Act is required for the Conversion and (ii) the Conversion does not contravene the rules and regulations of Nasdaq.
(j)Listing and Maintenance Requirements. The Securities are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Securities under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Securities on Nasdaq. To the extent required, the Securities issuable hereunder will be approved for listing with Nasdaq in accordance with its listing standards.
(k)Authorized Securities. The Company has sufficient authorized but unissued shares of its Common Stock sufficient to complete the Conversion.
(l)Oxford Loan. (i) All obligations under that certain Loan and Security Agreement, dated as of March 15, 2019, by and among the Company, Oxford Finance LLC, as collateral agent for the lenders (the “Collateral Agent”) and the lenders from time to time party thereto (the “Lenders”) have been fully paid in cash, (ii) the Lenders have no commitment or obligation to lend any further funds to the Company, and (iii) all financing agreements among the Collateral Agent and the Lenders and the Company have been terminated.
3.Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the Closing that:
(a)Organization. The Holder is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized or existing or to have such power, authority and governmental approvals would not prevent or delay consummation of the Conversion, or otherwise prevent the Holder from performing its obligations under this Agreement and any of the other Transaction Documents.
(b)Authority. The Holder has all necessary power and authority to execute and deliver this Agreement and any of the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Conversion. The execution and delivery of this Agreement and the other Transaction Documents by the Holder and the consummation by the Holder of the Conversion have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Holder are necessary to authorize this Agreement or any of the other Transaction Documents or to consummate the Conversion. This Agreement and each of the other Transaction Documents has been duly and validly executed and delivered by the Holder, and, assuming due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)No Conflict; Required Filings and Consents.
(i)The execution and delivery of this Agreement and each of the other Transaction Documents by the Holder does not, and the consummation by the Holder of the Conversion will not, conflict with, or result in a violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (A) any provision of the Organizational Documents of the Holder or (B) except as, in the aggregate, would not reasonably be likely to have a Holder Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, (1) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Holder or any Subsidiary of the Holder or their respective properties or assets.
(ii)Except for foreign exchange reports and filings required under Korean law, the execution and delivery of this Agreement and each of the other Transaction Documents by the Holder do not, and the consummation of the Conversion by the Holder does not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person.
(d)Non-Distribution. The Holder is purchasing the Securities for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable laws.
(e)Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act. The Holder was not organized solely for the purpose of acquiring the Securities.

(f)Reliance on Exemptions. The Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.
(g)Information. The Holder and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities, which have been requested by the Holder. The Holder and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. The Holder understands that its investment in the Securities involves a high degree of risk. The Holder has sought such accounting, legal, tax and other advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Holder is able to bear the economic risk of holding the Securities for an indefinite period of time (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of such investment.
(h)Transfer or Resale. The Holder understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws and may not be transferred unless subsequently registered thereunder or sold or transferred pursuant to an exemption from such registration.
(i)Legend. The Holder understands that the Securities will bear the following legend(s):
(i)“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(ii)Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Securities.
(j)Reserved.
(k)Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Conversion based upon arrangements made by or on behalf of the Holder.
(l)Ownership of Note. The Holder represents and warrants to the Company that Holder has, and at the time immediately prior to the Closing, it will have, good and valid title to the Note,

free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever.
4.Conditions of the Holders’ Obligations at Closing. The obligations of the Holder to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing.
(b)Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)Settlement Agreement. The Company and the Holder shall have each executed and delivered the Settlement Agreement.
(d)Amendment to License Agreement. The Company and the Holder shall each have executed and delivered the Amendment to License Agreement.
5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Holder under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)Representations and Warranties. The representations and warranties of the Holder contained in Section 3 shall be true and correct on and as of the Closing.
(b)Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)Settlement Agreement. The Company and the Holder shall have each executed and delivered the Settlement Agreement.
(d)Amendment to License Agreement. The Company and the Holder shall each have executed and delivered the Amendment to License Agreement.
6.Covenants.
(a)Public Announcements. The parties shall consult with each other before issuing any press release with respect to this Agreement or the Conversion and neither shall issue any such press release, make any such public statement or make any filings required by Law without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release, make such public statement or disclosure or make such required filing as may upon the advice of counsel be required by Law or any exchange on which the Company’s securities are listed if, to the extent time permits, it has used all reasonable efforts to consult with the other party prior thereto; provided, further, however, that a party may publish, make, repeat or otherwise use any statement previously consented to by the other unless and until such other party objects in writing to the use thereof. Notwithstanding the foregoing, Holder may make any foreign exchange reports and filings required under Korean law without providing notice to, or obtaining consent from, the Company.
(b)Reporting Requirements; Rule 144. Until the first anniversary of the date of this Agreement, the Company shall use its commercially reasonable efforts (i) to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and (ii) to timely file all forms, reports and documents required to be filed by the Company with the SEC (including the exhibits thereto and documents incorporated by reference therein), including pursuant to Section 13(a) or 15(d) of the Exchange Act to enable Holder to sell the Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (A) Rule 144 under the Securities Act, as amended from time to time, or (B) any similar SEC rule or regulation then in effect.
(c)Nasdaq. The Company will use its commercially reasonable efforts to maintain the registration and listing of its Common Stock on Nasdaq. The Company shall file promptly with Nasdaq a Listing of Additional Shares notification for the Securities and shall use its commercially reasonable efforts to effect the listing of such Securities on Nasdaq. The Company shall pay all fees in connection with such listing of such Securities.
(d)Legends. Upon request of the holder of the Securities, the legend(s) described in Section 3(i) shall be removed and the Company shall (to the extent such shares are certificated) cause its transfer agent to issue a certificate or certificates without such legend to such holder, unless otherwise required by federal or state securities laws or unless the Company, with the advice of counsel, reasonably determines that such removal is appropriate.
7.Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
(a)“Action” shall mean any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against the Company, any Subsidiary of the Company or any of their respective properties or any officer, director or employee of the Company or any Subsidiary of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, or regulatory authority.
(b)“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
(c)“Amendment to License Agreement” shall mean that certain Third Amendment to the License and Supply Agreement dated of as September 30, 2013, by and between the Company and the Holder, dated as of the date hereof.
(d)“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in Los Angeles, CA.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)“Company Material Adverse Effect” shall mean, when used in connection with the Company or any of its Subsidiaries, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that (i) has had, or is reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) is, or is reasonably likely to, prevent or materially delay the consummation of the Conversion; provided, however, that any event, circumstance, change or effect resulting from any of the following, individually or collectively, will not be considered when determining whether a Company Material Adverse Effect has occurred for purposes of clause (i) above: (A) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (B) any change in the industry generally in which the Company or its Subsidiaries operate, (C) any change in Laws or accounting standards, or the enforcement or interpretation thereof, applicable to the Company or its Subsidiaries, (D) conditions in jurisdictions in which the Company or its Subsidiaries operate, including a pandemic, hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (E) any action taken by the Holder and any of its Affiliates or representatives, (F) any hurricane, flood, tornado, earthquake or other natural disaster, (G) the failure in and of itself of the Company or its Subsidiaries to achieve any financial projections, forecasts or timing or predictions related to re-launching the Company’s toxin related products (but not the underlying cause of such failure), (H) changes in the trading price or trading volume of the Company’s Common Stock (I) any change in the status of, or the resolution of, any Action disclosed in the SEC Reports or (J) any change in the limited exclusion order or cease and desist order issued by the U.S. International Trade Commission in investigation no. 337-TA-1145; provided, that any adverse effects resulting from matters described in any of the foregoing clauses (A), (B), (C), (D), (F) or (H) may be taken into account in determining whether there is or has been a Company Material Adverse Effect to the extent, and only to the extent, that they have a materially disproportionate effect on the Company or its Subsidiaries relative to other participants in the industries or geographies in which the Company or its Subsidiaries operate.
(g)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(h)“GAAP” shall mean generally accepted accounting principles in the United States.
(i)“Governmental Authority” shall mean any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, instrumentality, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.
(j)“Holder Material Adverse Effect” shall mean, with respect to the Holder, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that is or would be reasonably likely to prevent or materially delay the consummation of the Conversion.
(k)“Laws” shall include all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments and decrees.]
(l)“Liens” shall mean any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.
(m)“Nasdaq” means The Nasdaq Stock Market.

(n)“Organizational Documents” shall mean, with respect to any entity, the certificate or articles of incorporation and by-laws of such entity, or any similar organizational documents of such entity in effect as of the date of this Agreement.
(o)“Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger, amalgamation or otherwise) of such entity.
(p)“SEC” shall mean the United States Securities and Exchange Commission.
(q)“SEC Reports” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 25, 2020, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020 and October 29, 2020, respectively, the Company’s Current Reports on Form 8-K filed with the SEC on July 7, 2020, August 10, 2020, October 22, 2020, October 29, 2020, November 19, 2020, December 16, 2020, January 5, 2021, February 16, 2021, February 19, 2021, February 23, 2021 and February 26, 2021, and the information specifically incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2020, as amended (including, in each case, the exhibits thereto and documents incorporated by reference therein).
(r)“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(s)“Settlement Agreement” shall mean that certain Confidential Settlement and Release Agreement by and between the Company and the Holder, dated as of the date hereof.
(t)“Subsidiary” shall mean, when used with respect to the Holder, any other Person that the Holder directly or indirectly owns or has the power to vote or control more than 50.0% of (i) any class or series of capital stock of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.
(u)“Transaction Documents” shall mean this Agreement, the Amendment to License Agreement, the Settlement Agreement, all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
8.Miscellaneous.
(a)Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing for a period of one year.
(b)Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(i) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
(ii) Any claim, complaint, or action brought under this Agreement shall be brought in a court of competent jurisdiction in the State of Delaware, whose courts shall have exclusive jurisdiction over claims, complaints, or actions brought under this Agreement, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.
(iii) THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE COMPANY AND THE HOLDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE COMPANY AND THE HOLDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(d)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile or other electronic delivery of signature.
(e)Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(f)Notices. Any notice or communication provided for by this Agreement shall be in writing and shall be delivered in person, or sent by telecopy or fax or electronic mail, or mailed, first class, postage prepaid, or sent by internationally recognized overnight delivery service addressed to the Company or the Holder at their respective addresses, email addresses or fax numbers set forth on the signature page hereto. All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed or emailed.
(g)Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Holder (which may be withheld by each of the Company and the Holder in their respective sole and absolute discretion).
(h)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)Entire Agreement. This Agreement, and any documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(j)Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.
[Signature page follows]

The parties have executed this Convertible Promissory Note Conversion Agreement as of the date first written above.

COMPANY:

EVOLUS, INC.

By:    /s/ David Moatazedi

Name: David Moatazedi
Title: President & CEO

Address:    520 Newport Center Dr.,
Suite 1200
Newport Beach, CA 92660

HOLDER:

DAEWOONG PHARMACEUTICAL CO., LTD.

By:    /s/ Seng-Ho Jeon
Name: Seng-Ho Jeon
Title: CEO

Address:
35-14, Jeyakgongdan 4-gil, Hyangnam-eup
Hwaseong-si, Gyeonggi-do
Republic of Korea